EXHIBIT 31.1

CERTIFICATIONS

I, Michael Groff, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Toyota Motor Credit Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 23, 2017	By	/s/ Michael Groff
Michael Groff
President and
Chief Executive Officer (Principal Executive Officer and Principal Financial Officer)